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                                                                   EXHIBIT 23.3


                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated May 8, 1996, with respect to the financial statements and schedule of CorVel Corporation in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of North Star Universal, Inc. for the registration of 12,200,000 shares of its common stock.


Orange County, California

November 7, 1996                                             Ernst & Young LLP